Exhibit 99.1

Tel-Instrument Electronics Corp. Reports Financial Results

For Second Quarter FY 2024

East Rutherford, NJ – November 14, 2023 – Tel-Instrument Electronics Corp. (“Tel-Instrument,” “TIC,” or the “Company”) (OTCQB: TIKK), a leading designer and manufacturer of avionics test and measurement solutions, today reported a net loss of $435K (($0.16 ) per basic share) on revenues of $1.6 million for the second quarter of 2024 fiscal year, ended September 30, 2023.

Notes On First Quarter:

●	TIC paid the full Aeroflex judgement amount of $6,559,233 on September 15, 2023.
●	TIC issued $721K of Series B and Series C Preferred Stock to Company insiders.
●	Revenues for the second quarter were $1.6 million, a 22% decrease from $2 million in the year-ago quarter.
●	Bookings for the second quarter improved to $2.8 million and backlog increased to $6.5 million.
●	The gross margin percentage decreased to 23% versus 27% in the year-ago quarter. This decline was largely volume related.
●	Operating expenses decreased by $250K, a 23% decline versus the year-ago level as a result of funded engineering projects.
●	Net loss was $435K or $(0.16) per share, compared to net loss of $477K or $(0.17) per share in the year-ago quarter.
●	Net loss for the first two quarters was $140K versus a net loss of $710K in the first half of the last fiscal year.

Mr. Jeffrey O’Hara, Tel-Instrument’s President and CEO commented: “The second quarter was disappointing from both a revenue and profitability standpoint as several large orders for our older test sets could not be shipped due to parts availability issues. $500k of revenue was shifted into the third quarter as the engineering work to replace an obsolete display on our TR-401 product was more complicated than anticipated. The improvement in bookings and backlog is encouraging but getting the necessary parts in a timely manner has been a continuing challenge. Large contracts in process include: (1) a $1.7 million German T-4530i order; (2) a $1.5 million MADL order and (3) a $1.2 CRAFT 708 order for the F-35 program. The SDR-OMNI test sets continue to gain market traction and we expect to secure a market leading position in the commercial avionics segment. The engineering for the U.S. Army software upgrade for the TS-4530A product is now complete and we are conducting final design verification testing. We expect to submit the $875k invoice for this work in the next few months. The CRAFT ECP engineering is proceeding on schedule and the Test Readiness Review (“TRR”) will take place late in the Spring of 2024. The CRAFT ECP production contract should commence later next year and is expected to generate annual revenues of up to $5 million per year.”

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Pauline Romeo
Tel-Instrument Electronics Corp.
(201) 933-1600 (Ext 309)

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	March 31, 2023
	(unaudited)
ASSETS

Current assets:
Cash	$356,942	$3,839,398
Accounts receivable, net	941,826	900,881
Inventories, net	4,102,786	3,586,065
Restricted cash to support appeal bond	-	2,011,083
Prepaid expenses and other current assets	233,670	817,625
Total current assets	5,635,224	11,155,052

Equipment and leasehold improvements, net	93,194	85,167
Operating lease right-of-use assets	1,426,491	1,526,551
Deferred tax asset, net	2,720,638	2,627,935
Other long-term assets	35,109	35,109
Total assets	$9,910,656	$15,429,814

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$690,000	$690,000
Operating lease liabilities – current portion	206,060	202,087
Accounts payable	607,564	322,582
Deferred revenues - current portion	132,345	123,117
Accrued expenses ‐vacation pay, payroll and payroll withholdings	307,757	240,034
Accrued legal damages	-	6,360,698
Accrued expenses - other	186,553	157,896
Total current liabilities	2,130,279	8,096,414

Operating lease liabilities – long-term	1,220,431	1,324,464
Other long term liabilities	49,459	53,416
Deferred revenues – long-term	142,497	173,883

Total liabilities	3,542,666	9,648,177

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, par value $0.10 per share
Preferred stock, 500,000 shares 8% Cumulative Series A Convertible Preferred authorized, issued and outstanding, par value $0.10 per share	3,995,998	3,875,998
Preferred stock, 302,000 shares 8% Cumulative Series B Convertible Preferred authorized, 233,224 and 166,667 issued and outstanding, respectively, par value $0.1 per share	1,648,701	1,207,367
Preferred stock, 166,667 shares 8% Cumulative Series C Convertible Preferred authorized 53,500 and 0 issued and outstanding, Par value $0.10 per share	322,375	-
Common stock, 7,000,000 shares authorized, par value $0.10 per share, 3,255,887 and 3,255,887 shares issued and outstanding, respectively	325,586	325,586
Additional paid-in capital	6,564,040	6,721,535
Accumulated deficit	(6,488,710)	(6,348,849
Total stockholders’ equity	6,367,990	5,781,637
Total liabilities and stockholders’ equity	$9,910,656	$15,429,814

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net sales	$1,565,094	$2,012,758	$4,432,024	$4,266,515
Cost of sales	1,205,610	1,459,286	2,777,990	2,877,858

Gross margin	359,484	553,472	1,654,034	1,388,657

Operating expenses:
Selling, general and administrative	521,070	479,253	1,105,928	1,036,186
Engineering, research, and development	317,715	609,636	607,155	1,131,739
Total operating expenses	838,785	1,088,889	1,713,083	2,167,925

Loss from operations	(479,301)	(535,417)	(59,049)	(779,268)

Other income (expense):
Interest income	12,320	2,137	51,609	3,123
Interest expense – judgement	(128,290)	(71,016)	(198,535)	(122,936)
Interest expense – other	(13,133)	-	(26,587)	-
Total other net (expense) income	(129,103)	(68,879)	(173,513)	(119,813)

Loss before income taxes	(608,404)	(604,296)	(232,562)	(899,081)

Income tax benefit	(173,251)	(126,928)	(92,701)	(188,844)

Net loss	(435,153)	(477,368)	(139,861)	(710,237)

Preferred dividends	(82,708)	(80,000)	(162,708)	(160,000)

Net loss attributable to common shareholders	$(517,861)	$(557,368)	$(302,569)	$(870,237)

Basic net loss per common share	$(0.16)	$(0.17)	$(0.09)	$(0.27)
Diluted net loss per common share	$(0.16)	$(0.17)	$(0.09)	$(0.27)

Weighted average shares outstanding:
Basic	3,255,887	3,255,887	3,255,887	3,255,887
Diluted	3,255,887	3,255,887	3,255,887	3,255,887